                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement            [_]  CONFIDENTIAL, FOR USE OF THE
                                                 COMMISSION ONLY (AS PERMITTED
                                                 BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 20, 1999

                               ----------------

   To Our Shareholders:

   The Annual Meeting of shareholders of Friedman, Billings, Ramsey Group, Inc. (the "Company") will be held at the Monarch Hotel, 2401 M St. N.W., Washington, D.C. on Thursday, May 20, 1999, at 10:00 a.m., to vote on the following:

     1. The election of the five directors of the Company;

     2. The approval of amendments to the 1997 Stock and Annual Incentive Plan to place an annual limit of one million shares on the number of shares of Common Stock that may be allocated to an award to a Plan participant and to specify certain performance criteria for Plan awards;

     3. The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for 1999; and


     4. The transaction of such other business as may properly come before the meeting.

     The Record Date for the meeting, used to determine which shareholders are entitled to vote at the meeting and receive these materials, is March 31, 1999. This notice, the attached Proxy Statement and the enclosed form of proxy for the meeting are first being mailed on April 9, 1999. A list of shareholders will be available at the meeting and for ten days prior to the meeting at the Company's offices, 1001 Nineteenth Street North, 18th Floor, Arlington, VA 22209.

                                          By Order of the Board of Directors,


                                          /s/ W. Russell Ramsey

                                          W. Russell Ramsey
                                          President and Secretary


   April 9, 1999



                            YOUR VOTE IS IMPORTANT
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                    GENERAL

   The Board of Directors of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the "Company") is soliciting proxies to be used at your Annual Meeting to vote on the matters described in the Notice of Annual Meeting. The term "FBR", as used herein, refers to the Company and its predecessors, which were first formed in 1989.

                         VOTING AND OUTSTANDING SHARES

   Holders of record of Class A Common Stock and holders of record of Class B Common Stock on the Record Date may vote at the Annual Meeting. On the Record Date, 12,460,199 shares of Class A Common Stock and 36,305,929 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting. No other voting securities of the Company were outstanding. Each shareholder is entitled to one vote for each share of Class A Common Stock and to three votes for each share of Class B Common Stock held on the Record Date. Holders of Class A Common Stock and Class B Common Stock vote together without regard to class on the matters that will come before the Annual Meeting.

   The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. D.F. King & Co., Inc. will receive a fee and reimbursement of expenses estimated not to exceed $5,000 in the aggregate, all of which will be paid by the Company.

   If you return your executed proxy in time to permit its review and count, your shares will be voted as you direct. You can specify whether shares represented by the proxy are to be voted for the election of all nominees for director or are to be withheld from some or all of them. You also can specify approval, disapproval or abstention as to the amendments to the 1997 Stock and Annual Incentive Plan and to the selection of independent public accountants.

   If your proxy card does not specify how you want to vote your shares, they will be voted "for" the election of all nominees for director, as set forth under "Election of Directors" below, "for" the approval of the amendments to the 1997 Stock and Annual Incentive Plan and "for" the selection of independent auditors.

   You may revoke your proxy at any time before it is exercised by written notice to the Secretary, by timely submission of a properly executed later-dated proxy or by voting in person at the Annual Meeting.

   A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. The election of directors requires a plurality of the votes cast by the shares entitled to vote on the election of directors at the Annual Meeting. The amendments to the 1997 Stock and Annual Incentive Plan and the ratification of the selection of independent auditors each requires a majority of the votes that could be cast by the shares that are present in person or represented by proxy at the Annual Meeting.

   The total number of votes that could be cast at the Annual Meeting is the sum of votes cast and abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for either or both of the items (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

   The Company does not know of any other matter to be presented at the Annual Meeting. Under the Company's By-laws, no business other than that stated in the Notice of Annual Meeting of Shareholders may be transacted at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote properly may be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

                              SECURITY OWNERSHIP

Security Ownership of Management

   The information below shows, as of March 31, 1999, the number of shares of Class A and Class B Common Stock beneficially owned by each director, by the Chairman and Chief Executive Officer and next four highest compensated executive officers ("Named Executive Officers"), and by the directors and executive officers of the Company as a group.

   Each share of Class B Common Stock has three votes. In the fourth quarter of 1998 the owners of the Class B shares previously subject to a voting trust agreement unanimously voted to terminate the agreement.

   The following table shows the shares of Common Stock and shares of Class A Common Stock underlying options exercisable within 60 days in which the Named Executive Officers and directors have the sole economic interest and provides the same information for all executive officers and directors as a group.

                              Unless Otherwise
                               Noted, Number                            Percent
                                 of Shares      Percent of   Acquirable of All
                                 of Class B       Class B    within 60  Common
            Name                Common Stock    Common Stock    Days     Stock
            ----              ---------------- ------------- ---------- -------
Emanuel J. Friedman..........    10,517,100        28.97%               21.57%
 Chairman and Chief Executive
  Officer
Eric F. Billings.............     8,712,140        24.00%               17.87%
 Vice Chairman and Chief
  Operating Officer
W. Russell Ramsey............     5,854,829        16.13%               12.01%
 President and Secretary
Eric Y. Generous.............       334,650         0.92%                0.69%
 Executive Vice President               152
 and Chief Financial Officer      (Class A)
Nicholas J. Nichols..........       330,000         0.91%                0.68%
 Executive Vice President             2,000
 and Director of Compliance       (Class A)
Wallace L. Timmeny...........         2,000          --        20,000    0.05%
 Director                         (Class A)                  (Class A)
Mark R. Warner...............           --           --        20,000    0.04%
 Director                                                    (Class A)
All executive officers and
 directors as a group
 (9 persons).................    25,748,719        70.92%               52.83%
                                  (Class B)
                                     14,738
                                  (Class A)

Security Ownership of Certain Beneficial Owners

   The table below is based on information available to the Company, including shareholder filings with the Securities and Exchange Commission ("SEC"), and shows beneficial ownership of more than 5% of the Company's Class A Common Stock.

                                                                                         Percent
                                                       Sole    Shared    Sole    Percent of All
                                                      Voting   Voting Investment   of    Common
      Title of Class          Beneficial Owner         Power   Power    Power     Class   Stock
      --------------          ----------------       --------- ------ ---------- ------- -------
 Class A Common Stock.... PNC  Investment Corp./1/   2,426,086        2,426,086   19.5%   4.97%
                           222 Delaware Ave.
                           Wilmington,  Delaware
                          19899
 Class A Common Stock.... Dimensional Fund             690,900          690,900   5.5%     1.4%
                          Advisors, Inc.
                           1299 Ocean Avenue
                           11th Floor
                           Santa Monica,  CA 90401

   PNC Investment Corp. is a wholly-owned subsidiary of PNC Holding Corp., a wholly-owned subsidiary of PNC Bank Corp. (PNC). As more fully described in the Company's Annual Report on Form 10-K, the Company and PNC are parties to a non-binding Memorandum of Understanding that establishes a strategic relationship between the Company and PNC with respect to selected capital markets and related activities.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's securities with the SEC. All directors and officers complied with these requirements in 1998.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

   The Board of Directors recommends a vote "for" the nominees named in this proposal.

   Five directors will be elected at the Annual Meeting. All current board members have been nominated for reelection. More information on the nominees is provided below. This information has been given to the Company by the nominees. Each director elected at the Annual Meeting will serve until the next annual meeting of the stockholders or until earlier retirement, resignation or removal.

   If unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted for that other person.

  Emanuel J. Friedman

   Mr. Friedman, age 53, is Chairman and Chief Executive Officer of the Company. He has continuously served as Chairman and Chief Executive Officer of FBR since co-founding FBR in 1989. He serves as a director of FBR Asset Investment Corporation. He also manages FBR Ashton, Limited Partnership and FBR Private Equity Fund, L.P. Mr. Friedman founded the Friedman, Billings, Ramsey Foundation, a charitable foundation, in 1993 and currently serves as a director. Mr. Friedman entered the securities industry in 1973 when he joined Legg Mason Wood Walker & Co., Incorporated, and from 1985 until 1989 he was Senior Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, D.C. brokerage firm.

  Eric F. Billings

   Mr. Billings, age 46, is Vice Chairman and Chief Operating Officer of the Company. He has continuously served as Vice Chairman and Chief Operating Officer of FBR since co-founding FBR in 1989. He serves as Chief Executive Officer and as a director of FBR Asset Investment Corporation. He also manages FBR Weston, Limited Partnership. Mr. Billings entered the securities industry in 1982 when he joined Legg Mason Wood Walker & Co., Inc., and from 1984 until 1989 served as Senior Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, D.C. brokerage firm.

  W. Russell Ramsey

   Mr. Ramsey, age 39, is President and Secretary of the Company. He has continuously served as President and Secretary of FBR since co-founding FBR in 1989. Prior to co-founding FBR, Mr. Ramsey served as Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, D.C. brokerage firm. Mr. Ramsey serves as a director of Building One Services Corporation, a publicly-held company engaged in the consolidation of the building management industry.

  Wallace L. Timmeny

   Mr. Timmeny, age 61, was named a director of the Company on December 29, 1997. Mr. Timmeny is a partner in the Washington, D.C. office of Dechert Price & Rhoads, a law firm, which he joined in 1996. From 1984 to 1996, Mr. Timmeny was a partner in the law firm of McGuire, Woods, Battle & Boothe, LLP in Washington, D.C. Mr. Timmeny is currently chairman of the Executive Council of the Securities Law Committee of the Federal Bar Association. Mr. Timmeny has served as an adjunct professor at American University School of Law, George Mason University School of Law and Georgetown University School of Law. From 1965 to 1979, Mr. Timmeny was an attorney with the SEC, and ultimately the Deputy Director of the Division of Enforcement of the SEC. Mr. Timmeny and his law firm have provided and are expected to continue to provide legal services to the Company.

  Mark R. Warner

   Mr. Warner, age 44, was named a director of the Company on December 29, 1997. For more than five years, Mr. Warner has served as a Managing Director of Columbia Capital Corporation, an investment company specializing in emerging technologies. As Managing Director of Columbia Capital, Mr. Warner helped found 4 public and 10 private companies. In 1996, Mr. Warner was the Democratic candidate in the race for U.S. Senator from Virginia. Mr. Warner was Chairman of the Democratic Party of Virginia from 1993 to 1995. Mr. Warner currently serves on the Executive Board of Directors of the Northern Virginia Business Roundtable, and he was founding Chairman of the Virginia Health Care Foundation. Mr. Warner also serves on the Boards of Directors of the Presidential Investment and Services Policy Advisory Committee, George Washington University and Virginia Union University.

                            THE BOARD OF DIRECTORS

Meetings

   The Board of Directors held 7 meetings during 1998. All members of the Board attended each of the meetings, with the exception of Mr. Warner who attended 6 of the meetings.

Committees

   The Board has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Executive Committee held 12 meetings in 1998 which were attended by all members of the Committee. The Audit Committee held 2 meetings in 1998, which were attended by all members of the Committee. The Compensation Committee held 2 meetings in 1998, which were attended by all members of the Committee.

   The Executive Committee's members are Mr. Friedman, Mr. Billings and Mr. Ramsey. The Committee has authority to act on behalf of the full Board.

   The Audit Committee's members are Mr. Timmeny, who serves as Chairman of the Committee, and Mr. Warner. The Audit Committee reviews the Company's auditing, financial reporting and internal control functions and makes recommendations concerning the Company's independent public accountants. The Board has concluded that the members of the Audit Committee are independent of management and free from any relationship that would interfere with the exercise of independent judgment as a Committee member.

   The Compensation Committee's members are Mr. Warner, who serves as Chairman of the Committee, and Mr. Timmeny. The Compensation Committee reviews the Company's compensation plans and makes recommendations concerning those plans and concerning executive officer compensation.

Relationships with Directors

   In the ordinary course of business the Company and its subsidiaries may have transactions with corporations or other entities in which its non-employee directors have an interest or serve as executive officers. None of these transactions exceeds 5% of the gross revenues of either the Company or the other corporation or entity.

   Mr. Timmeny and his law firm have, from time to time, provided legal advice to the Company and its subsidiaries and are expected to continue to do so.

                     DIRECTOR AND MANAGEMENT COMPENSATION

Director Compensation

   Each non-employee director receives an annual retainer of $20,000 for service on the Company' Board and a fee of $1,000 for each in-person meeting of the Company's Board and a fee of $500 for each telephonic meeting of the Company's Board and for each Committee meeting. The Chairman of the Audit Committee receives an additional annual retainer fee of $5,000. Non-employee directors are also eligible to receive an annual grant of options to purchase 3,000 shares of Class A Common Stock pursuant to the terms of the Non-Employee Director Stock Compensation Plan. No separate compensation is paid to Directors who are officers of the Company for their services as directors.

Report On Executive Compensation

  Introduction

   The following Report on Executive Compensation for fiscal year 1998 is submitted by the Compensation Committee of the Board of Directors which is composed of two independent non-employee directors, Mr. Warner and Mr. Timmeny.

   Subsequent to the Company becoming a public company in December 1997, the Board of Directors formed the Compensation Committee in February 1998. In 1998, the Compensation Committee administered the Company's compensation policy, which was created by the Board of Directors in connection with the Company's initial public offering to reflect the restructuring of FBR into a public company.

  Compensation Paid to Executive Officers

   In 1998, FBR's Executive Officers received a base salary and were eligible to receive an annual bonus and stock and option awards under the 1997 Stock and Annual Incentive Plan (the "Stock and Annual Incentive Plan"). Non-director Executive Officers were also eligible to receive bonuses under the Key Employee Incentive Plan. Base salaries were set at a level that placed a significant amount of the total possible compensation of each Executive Officer at risk based on FBR's overall performance, as well as the individual's performance. The amount of each base salary was based on competitive factors within FBR's industry and on the past contributions and performance of each Executive Officer and did not increase from the 1996 and 1997 levels. As part of its policy of maintaining a compensation system that is incentive driven, the Company does not provide retirement benefits, other than a defined contribution savings plan available to all Company employees pursuant to Section 401(k) of the Internal Revenue Code. During 1998, FBR did not match any employee contributions made under that plan.

   The 1998 annual bonus eligibility of the Executive Officer Directors (Messrs. Friedman, Billings, and Ramsey), who have responsibility for the over-all revenue-producing activities of FBR, was determined by the Stock and Annual Incentive Plan which uses a formula based on adjusted net income before taxes. Under this plan, all Executive Officers, together with certain other senior officers and managing directors of the Company, were eligible to participate in an Annual Incentive Award bonus pool equal to up to 30% of the Company's adjusted pre-tax income (before Annual Incentive Award bonuses). The Compensation Committee, in consultation with the Executive Officer Directors, determined that it was not appropriate to pay bonuses for 1998 under the Stock and Annual Incentive Plan.

   During the first eight months of 1998 the Executive Officer Directors received draws amounting to a total of $2 million each, representing a percentage of the expected level of bonuses under the Stock and Annual Incentive Plan. In light of market volatility in late August, the Compensation Committee, in consultation with the Executive Officer Directors determined to commute the amount of the draw, with accrued interest, into a loan with principal and interest at an annual rate of 5.4% due December 31, 1999, and to modify the bonus policy for 1999 and 2000 as discussed below.

   Annual bonuses paid to those Executive Officers whose duties primarily involve non-revenue producing activities, such as finance, accounting, legal and compliance, were based on the individual contributions and performance of each Executive Officer within his respective area of responsibility. Stock options were granted to certain of these Executive Officers under the Stock and Annual Incentive Plan in order to tie a portion of the value of their compensation to the performance of the Company's stock and to further align their interests with those of shareholders. Stock options were not granted to the Executive Officer Directors due to the fact that they already own significant amounts of the Company's common stock.

  1999 Bonus Policy

   The Compensation Committee has determined that during 1999 the Executive Officer Directors will be eligible for bonuses under the Key Employee Incentive Plan that will be based on two components. The first component will be a bonus pool equal to up to 20% (as opposed to the 30% pool provided by the Stock and Annual Incentive Plan) of the Company's pre-tax income (before payment of the bonuses) adjusted for certain extraordinary items related to measures which the Compensation Committee believes should be excluded due to their benefit to the long-term revenue producing ability of the Company or to the fact that they are not related to the performance of the Company's operations in the current year. The 20% bonus pool will be subject to a cap related to the ratio of compensation expense (also adjusted to exclude certain extraordinary items) to total revenue. The second component will be a bonus pool of $6 million. Eligibility for this $6 million pool will be based on a formula tied to the performance of the trading operations of the Company's principal broker-dealer subsidiary, Friedman, Billings, Ramsey & Co., Inc., without reference to the overall profitability of the Company. If a bonus is paid under the $6 million pool and the Company, as a whole, is not profitable for 1999, the bonus pool for 2000 will be reduced to 20% of adjusted pre-tax income. During 1999, the Stock and Annual Incentive Plan will not be used to determine cash bonus compensation for Executive Officers.

 1998 Compensation Paid to the Chief Executive Officer

   The Company believes that a significant part of its success is based on the team management approach of the Executive Officer Directors who are also the founders of FBR. FBR's success is due in large part to their ability to work closely together to implement the strategies that have made FBR successful. Accordingly, the compensation plans for Mr. Friedman, Mr. Billings and Mr. Ramsey in 1998 were the same.

   In setting the Chief Executive's salary, the Compensation Committee considered his historic contributions to the founding of FBR, his central role in the strategic plans that have formed the basis for FBR's success and his leadership role within FBR. The Chief Executive's salary did not increase from 1997 to 1998. The Compensation Committee anticipates that it will reconsider the level of the base salary of the Chief Executive and the other Executive Officers in late 1999.

   The Chief Executive Officer did not receive an annual bonus for 1998 for the reasons described above with regard to the annual bonus for the Executive Officer Directors.

 Tax Considerations

   Section 162(m) of the Internal Revenue Code (the "Code"), generally denies a tax deduction to any publicly-held company for compensation paid to one of the company's five most highly compensated executive officers which exceeds $1 million. Section 162(m) of the Code provides exemptions to this limitation on deductions for compensation which meets certain "performance based" criteria or which is paid pursuant to a plan which was in effect prior to company's initial public offering. To date, all compensation paid to the Company's five highest paid Executive Officers has been paid pursuant to plans that were established prior to FBR's initial public offering. The Company believes that the primary purpose of executive compensation should be to motivate executives to implement the Company's strategic plans in order to increase shareholder value. To the extent that achieving that purpose is consistent with making executive compensation tax deductible pursuant to Section 162 (m) of the Code, it is the Company's intention to grant executive compensation that qualifies for tax deductions.

   Respectfully submitted,

                      Mark R. Warner      Wallace L. Timmeny

Summary Compensation Table

   The following table shows the compensation for FBR's Chief Executive Officer and four other Executive Officers who were the highest paid in the fiscal year ended December 31, 1998.

                                                                      Long-Term
                                     Annual Compensation             Compensation
                              ----------------------------------     ------------
                                                       Other          Securities
                                                       Annual         Underlying
   Name and Principal                               Compensation       Options
        Position         Year Salary ($) Bonus ($)      ($)          Granted (#)
   ------------------    ---- ---------- ---------- ------------     ------------
Emanuel J. Friedman..... 1998  600,000          --     652,510(/1/)         --
 Chairman, Chief         1997  600,000   14,074,579      6,479              --
  Executive Officer      1996  600,000    2,809,122  1,825,154(/2/)         --
 and Director
Eric F. Billings........ 1998  600,000          --     658,714(/1/)         --
 Vice Chairman, Chief    1997  600,000   14,074,579     39,898              --
  Operating              1996  600,000    2,809,122  1,527,927(/2/)         --
 Officer and Director
W. Russell Ramsey....... 1998  600,000           --    626,339(/1/)         --
 President, Secretary    1997  600,000   14,024,579     10,515              --
  and Director           1996  600,000    2,809,122  1,457,927(/2/)         --

Eric Y. Generous........ 1998  240,000           --    231,786(/1/)         --
 Executive Vice          1997  240,000      736,071     17,159           7,500
  President and          1996  240,000      475,000    229,501(/2/)         --
 Chief Financial Officer
Nicholas J. Nichols..... 1998  240,000      120,000        181(/1/)     25,000
 Executive Vice          1997  240,000      120,000         38           7,500
  President and          1996  240,000      120,000    114,550(/2/)         --
 Director of Compliance

--------
(1) Represents compensation earned in 1997 pursuant to compensation programs existing prior to the Company becoming a public company in 1997, but paid in 1998.

(2) Represents pro rata compensation paid by the Company to permit these individuals to pay income taxes resulting from the Company's subchapter "S" status.

                       Option Grants in Last Fiscal Year

                                                                                 Potential
                                                                              Realizable Value
                                                                                 at Assumed
                         Number of                                            Annual Rates of
                         Securities                                             Stock Price
                         Underlying   % of Total                              Appreciation for
                          Options   Options Granted Exercise or                Option Term/2/
                          Granted   to Employees in Base Price   Expiration   ----------------
          Name             (#)/1/     Fiscal Year    Per Share      Date      5% ($)  10% ($)
          ----           ---------- --------------- ----------- ------------- ------- --------
Emanuel J. Friedman.....      --          --             --               --      --       --
Eric F. Billings........      --          --             --               --      --       --
W. Russell Ramsey.......      --          --             --               --      --       --
Eric Y. Generous........      --          --             --               --      --       --
Nicholas J. Nichols.....   25,000         1.2%        $5.875    Dec. 18, 2008 $92,369 $234,081

--------
(1) Granted pursuant to the Company's 1997 Stock and Annual Incentive Plan. The options will become exercisable ratably over three years.

(2) This disclosure is mandated by the Securities and Exchange Commission. The values indicated do not represent a prediction by the Company of future prices of the Company's stock.

                         Fiscal Year-End Option Values

                                                   Number of
                                                  Securities
                                                  Underlying     Value of
                                                  Unexercised  In-the-Money
                                                  Options at    Options at
                                                 December 31,  December 31,
                                                     1998          1998
                                                 Unexercisable Unexercisable
   Name                                          ------------- -------------
   ----
   Emanuel J. Friedman..........................       --              --
   Eric F. Billings.............................       --              --
   W. Russell Ramsey............................       --              --
   Eric Y. Generous.............................     7,500             --
   Nicholas J. Nichols..........................    32,500        $15,625

Stock Performance Graph

   The following graph compares the change in the cumulative total shareholder return for the Company's Class A Common Stock with the comparable cumulative return of two indexes: the Standard & Poors ("S&P") 500 Stock Index and the FSA Mid-Cap Index published by Financial Service Analytics, Inc.

   The Company's Class A Common Stock first began trading publicly on December 23, 1997, on the New York Stock Exchange. The graph, therefore, assumes $100 invested on December 23, 1997, in the Company's Class A Common Stock and $100 invested at the same time in each of the above mentioned indexes. The comparison assumes that all dividends are reinvested.

                  Comparison of Cumulative Total Shareholder
                  Return for the Company, S&P 500 Stock Index
                             and FSA Mid-Cap Index


                        PERFORMANCE GRAPH APPEARS HERE


Measurement Period            FBG              FSA          S&P 500
(Fiscal Year Covered)         Indexed          Mid-Cap      Reinv
---------------------        ---------------   ---------    ----------
Measurement Pt-12/23/1997    $100              $100         $100
Dec-97                       $ 88              $ 98         $103
Jan-98                       $ 73              $ 86         $105
Feb-98                       $ 73              $ 92         $112
Mar-98                       $ 82              $100         $118
Apr-98                       $ 92              $104         $119
May-98                       $ 77              $100         $117
Jun-98                       $ 70              $101         $122
Jul-98                       $ 65              $ 97         $120
Aug-98                       $ 31              $ 65         $103
Sep-98                       $ 26              $ 69         $110
Oct-98                       $ 25              $ 70         $119
Nov-98                       $ 29              $ 84         $129
Dec-98                       $ 32              $ 80         $133

                                    ITEM 2.

  APPROVAL OF AMENDMENTS TO THE 1997 STOCK AND ANNUAL INCENTIVE PLAN TO LIMIT THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ALLOCATED TO AN AWARD TO A
 PLAN PARTICIPANT IN ANY ONE YEAR TO ONE MILLION SHARES AND TO SPECIFY CERTAIN
                PERFORMANCE CRITERIA FOR AWARDS UNDER THE PLAN.

   The Board of Directors recommends a vote FOR the amendments to the 1997 Stock and Annual Incentive Plan.

   The 1997 Stock and Annual Incentive Plan (the "Plan") provides that awards under the Plan may include stock, stock appreciation rights, restricted stock and stock options. The Plan does not contain an annual limit on the number of shares of Common Stock underlying such awards that may be allocated to a Plan participant. The proposed amendment would amend Section 4 of the Plan to establish an annual limit of one million (1,000,000) shares that may be allocated to a grant made to a Plan participant. The effect of the amendment on the Plan will be to limit the number of shares of Common Stock underlying an award that may be granted to any one individual in a given year to one million shares.

   The Plan provides that the performance goals for awards of restricted stock and performance units awarded under the Plan are to be established by the committee that administers the Plan. The proposed amendment would amend the definition of "Performance Goals" in subparagraph p of Section 1 of the Plan to allow the committee to establish performance goals based on the following areas of performance of the Company or any of its affiliates: asset growth; combined net worth; debt to equity ratio; earnings per share; revenues; operating income; operating cash flow; net income, before or after taxes; return on total capital, equity, revenue or assets; total shareholder return; or changes in the market price of the Company's Common Stock. The effect of the amendment on the Plan will be to specify the type of performance criteria that may be considered under the Plan.

   In addition to the amendments proposed above, the Board of Directors has renamed the Plan the "FBR Stock and Annual Incentive Plan." A copy of the full text of the FBR Stock and Annual Incentive Plan, including the proposed amendments, is attached to this proxy statement as Exhibit A. The above description of the proposed amendments is qualified in its entirety by reference to Exhibit A.

                                    ITEM 3.

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

   The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Anderson LLP.

   The Board of Directors has selected the firm of Arthur Anderson LLP to audit the Company's consolidated financial statements for 1999, and recommends to the shareholders ratification of the appointment of Arthur Anderson LLP as independent auditors for 1999. If this resolution is defeated, the Board of Directors will reconsider its selection. A representative of Arthur Anderson LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                   OTHER MATTERS TO COME BEFORE THE MEETING

   The Board of Directors does not know of any matters that will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgement.

                         ANNUAL REPORT TO SHAREHOLDERS

   The Company's 1998 Annual Report to Shareholders is enclosed with this Proxy Statement.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Shareholder proposals intended to be presented at the May 18, 2000 Annual Meeting of Shareholders must be received by the Company on or before November 12, 1999, regardless of whether or not the shareholder seeks to have the proposal included in the proxy statement and form of proxy relating thereto pursuant to SEC Rule 14a-8. If a shareholder who is not seeking to include the proposal in the Company's proxy statement and form of proxy does not comply with the requirements of SEC Rule 14a-4, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgement on such proposal. The Company's By-Laws contain provisions which impose certain additional requirements upon shareholder proposals. The submission of a shareholder proposal does not guarantee that it will be included in the Company's proxy statement.

                                                                       EXHIBIT A

                      FBR STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1. Purpose; Definitions

   The purpose of the Plan is to give Friedman, Billings, Ramsey Group, Inc. (the "Company") a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its Subsidiaries and Affiliated Companies with an incentive compensation plan providing incentives directly linked to the profitability of the Company's businesses and/or increases in shareholder value.

   For purposes of the Plan, the following terms are defined as set forth below:

   a. "Affiliated Company" means any corporation (or partnership, joint venture, or other enterprise), of which the Company owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

    b. "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, unrestricted share of Common Stock, dividend equivalent, interest equivalent, Bonus Award or other award granted under this Plan.

    c.  "Board" means the Board of Directors of the Company.

    d. "Bonus Award" means an annual cash bonus award under Section 10 of this Plan.

    e. "Cause" means (except as otherwise provided by the Committee in the agreement relating to any Award) (1) conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a participant's employment duties or (3) willful and deliberate failure on the part of a participant to perform his employment duties in any material respect. Notwithstanding the foregoing, if a participant is a party to an employment agreement with the Corporation or any Subsidiary or Affiliated Company that contains a definition of "Cause," such definition shall apply to such participant for purposes of the Plan except to the extent otherwise provided by the Committee in the agreement relating to any Award.

    f. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 11(b) and (c), respectively.

    g. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
    h. "Committee" means a committee of two or more non-employee directors selected by the Board provided, however, that with respect to any grants or other determinations to be made in connection with Bonus Awards (including without limitation the allocation of the Bonus Pool under Section 10(b)), "Committee" shall mean the Board or the Executive Committee of the Board (unless the Board specifically designates another committee of directors to grant and administer Bonus Awards).

    i. "Common Stock" means the Class A common stock, par value $0.01 per share, of the Company.

    j. "Company" means Friedman, Billings, Ramsey Group, Inc., a Virginia corporation.

    k. "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.

    l. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

    m. "Fair Market Value" means, as of any given date, the closing price of the Common Stock reported in the Wall Street Journal for the day prior to such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then for the last preceding day on which the Common Stock was traded. If there is no regular public trading market for the Common Stock, Fair Market Value shall be determined by such other source as the Committee may select.

    n. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

    o. "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

    p. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock or Performance Units. Performance Goals may be established based on any of the following areas of performance of the Company, or any Affiliated Company: asset growth; combined net worth; debt to equity ratio; earnings per share; revenues; operating income; operating cash flow; net income, before or after taxes; return on total capital, equity, revenue or assets; total shareholder return; or changes in the market price of the Common Stock.

   q. "Performance Units" means an Award granted under Section 8.

    r. "Plan" means the FBR Stock and Annual Incentive Plan, as set forth herein and as hereinafter amended from time to time.

    s.  "Restricted Stock" means an Award granted under Section 7.

    t. "Retirement" means retirement from employment with the Company, a Subsidiary or an Affiliated Company as determined by the Committee for purposes of an Award under the Plan.

    u.  "Stock Appreciation Right" means an Award granted under Section 6.

    v.  "Stock Option" means an Award granted under Section 5.

    w. "Subsidiary" means: (i) for the purpose of an Incentive Stock Option, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Incentive Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (ii) for the purposes of any other Award, any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

    x. "Termination of Employment" means the termination of the participant's employment with the Company and any Subsidiary or Affiliated Company. A participant employed by a Subsidiary or an Affiliated Company shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliated Company ceases to be such a Subsidiary or Affiliated Company, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another Subsidiary or Affiliated Company. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries, or, if the Committee so determines, among the group consisting of the Company, its Subsidiaries and Affiliated Companies, shall not be considered Terminations of Employment.

   In addition, certain other terms used in the Plan have definitions provided to them in the first place in which they are used herein.

SECTION 2. Administration

   The Plan shall be administered by the Committee; provided, that any authority granted to the Committee under the Plan may also be exercised by the full Board.

   The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan or, in the Committee's discretion, in connection with awards under other bonus plans or programs of the Company, to officers and employees of the Company and its Subsidiaries and Affiliated Companies.

   Among other things, the Committee shall have the authority, subject to the terms of the Plan:

    (a) To select the officers and employees to whom Awards may from time to time be granted;

    (b) To determine whether and to what extent Awards are to be granted hereunder;

     (c) To determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder;

   (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliated Company) and any vesting acceleration or forfeiture or waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine; and

     (e) To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(g) or Section 6(d)(ii).

   The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any award certificate relating thereto) and to otherwise supervise the administration of the Plan.

   The Committee may act only by a majority of its members then in office, except that the members thereof may delegate all or a portion of the administration of the Plan to one or more senior managers of the Company.

   Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriate delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. Common Stock Subject to Plan

   Subject to adjustment as described below, the total number of shares of Common Stock reserved and available for grant pursuant to Awards under the Plan shall not exceed 9,900,000 shares. Shares subject to Awards under the Plan may be authorized and unissued shares or may be treasury shares, or both.

   If any shares of Restricted Stock are forfeited, or if any Stock Option or Stock Appreciation Right terminates without being exercised, or if any Stock Appreciation Right (whether granted alone or in conjunction with a Stock Option) is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

   In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property (without regard to the payment of any cash dividends by the Company in the ordinary course) of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price, as applicable, of shares subject to outstanding Stock Options, and in the number and kind of shares subject to other outstanding Awards granted under the Plan, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. Eligibility

   Officers and employees of the Company, a Subsidiary or an Affiliated Company who are responsible for or contribute to the growth and profitability of the business of the Company, a Subsidiary or an Affiliated Company are eligible to be granted Awards under the Plan. No more than one million (1,000,000) shares of Common Stock may be allocated to the Awards, including the maximum amounts payable under or with respect to any Stock Option, Stock Appreciation Right, unrestricted Common Stock, Restricted Stock, or Performance Unit, that are granted to any participant during any single taxable year of the Company.

SECTION 5. Stock Options

   Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

   The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a NonQualified Stock Option.

   Stock Options shall be evidenced by option award certificates, the terms and provisions of which may differ. An option award certificate shall indicate on its face whether it is intended to be an award certificate for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such later date as is specified by the Committee.

   Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

    (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and, unless otherwise determined by the Committee, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. The option price per share shall not be decreased thereafter except pursuant to Section 3 of this Plan.

    (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

     (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Unless otherwise determined by the Committee, Stock Options shall become exercisable ratably on each of the first five anniversaries of the date of grant. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise, or notice in accordance with such other procedures as may be established from time to time, to the Company or its designated agent specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

   Such notice shall be accompanied by payment in full of the purchase price in cash or by certified or cashier's check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such already owned shares have been held by the optionee for at least six months at the time of exercise unless otherwise determined by the Committee; provided, further, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

   In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

   In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Company or its designated agent to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

   No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 3(a).

    (e) Transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution, or, in the Committee's discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order, as defined in the Code or (iii) in the Committee's discretion, pursuant to a gift to such optionee's "immediate family" members directly, or indirectly or by means of a trust, partnership or limited liability company. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, guardian, legal representative or beneficiary of the optionee or permitted transferee, it being understood that the terms "holder" and "optionee" include any such guardian, legal representative or beneficiary or transferee. For purposes of this Section 5(e), "immediate family" shall mean, except as otherwise defined by the Committee, the optionee's spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption. Such transferees may transfer a Stock Option only by will or by the laws of descent and distribution.

    (f) Termination by Death or Disability. Unless otherwise determined by the Committee, if an optionee's Termination Employment is by reason of death or Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent exercisable at the time of such termination, for a period of twelve (12) months (or such other period as the Committee may specify in the option agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's Termination of Employment is by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five (5) years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (h) Other Termination. Unless otherwise determined by the Committee, if an optionee's Termination of Employment is for any reason other than death, Disability or Retirement, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three (3) months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three (3) month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three (3) month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (i) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

     (j) Change in Control Cash-out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(j) would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

     (k) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until certificates representing such shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6. Stock Appreciation Rights

    (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. In addition, Stock Appreciation Rights may be granted without relationship to a Stock Option to employees residing in foreign jurisdictions, where the grant of a Stock Option is impossible or impracticable because of securities or tax laws or other governmental regulations.

     (b) Freestanding Stock Appreciation Rights. A Stock Appreciation Right granted without relationship to a Stock Option, pursuant to Section 6(a), shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant. The base price of a Stock Appreciation Right granted without relationship to a Stock Option shall be the Fair Market Value of a share of Common Stock on the date of grant. A Stock Appreciation Right granted without relationship to a Stock Option shall entitle the holder, upon receipt of such right, to a cash payment determined by multiplying (i) the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right shall have been exercised. A freestanding Stock Appreciation Right may be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

     (c) Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in conjunction with a Stock Option may be exercised by an optionee in accordance with Section 6(d) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(d). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

     (d) Tandem Stock Appreciation Right Terms and Conditions. Stock Appreciation Rights granted in conjunction with a Stock Option shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

       (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

        (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.

         (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with
  Section 5(e).

        (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

SECTION 7. Bonus Shares and Restricted Stock

    (a) Administration. Awards of shares of Common Stock or Restricted Stock may be made either alone or in addition to other Awards granted under the Plan. In addition, a participant may receive unrestricted shares of Common Stock or Restricted Stock in lieu of certain cash payments awarded under other plans or programs of the Company. The Committee shall determine the officers and employees to whom and the time or times at which grants of unrestricted shares of Common Stock and Restricted Stock will be awarded, the number of shares to be awarded to any participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

     (b) Awards and Certificates. Awards of unrestricted shares of Common Stock and Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or delivery of one or more stock certificates to the participant, or, in the case of Restricted Stock, a custodian or escrow agent. Any stock certificate issued in respect of unrestricted shares or shares of Restricted Stock shall be registered in the name of such participant. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody or escrow by the Company or its designated agent until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

       (i) The Committee may, prior to or at the time of grant, condition the grant or vesting, as applicable, of an award of Restricted Stock upon the attainment of Performance Goals. The Committee may also condition the grant or vesting of Restricted Stock upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

        (ii) Subject to the provisions of the Plan and the terms of the Restricted Stock Award, during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

         (iii) Except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) or the terms of the Restricted Stock Award, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee under the applicable terms of the Restricted Stock Award and subject to Section 15(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends and (C) dividends paid in other property shall be held subject to the vesting of the underlying Restricted Stock.

        (iv) Except to the extent otherwise provided under the applicable terms of the Restricted Stock Award and Sections 7(c)(i), 7(c)(ii), 7(c)(v) and 11(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

       (v) Except to the extent otherwise provided in Section 11(a)(ii), in the event of a participant's Termination of Employment by reason of Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

        (vi) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates, or the restrictions on such shares shall be removed from the book-entry registration.

SECTION 8. Performance Units

    (a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any participant, the duration of the Award cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

     (b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions.

       (i) The Committee may, prior to or at the time of the grant, designate Performance Units, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. The Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award cycle.

        (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(ii) and 11(a)(iii), upon a participant's Termination of Employment for any reason during the Award cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the participant.

         (iii) Except to the extent otherwise provided in Section 11(a)(iii), in the event that a participant's employment is terminated (other than for Cause), or in the event of a participant's Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant's Performance Units.

        (iv) A participant may elect to further defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award cycle for the Performance Units in question.

       (v) At the expiration of the Award cycle, the Committee shall evaluate the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant as determined by the Committee in its discretion (subject to any deferral pursuant to Section 8(b)(iv)).

        (vi) Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

SECTION 9. Dividend Equivalents and Interest Equivalents

    (a) The Committee may provide that a participant to whom a Stock Option has been awarded, which is exercisable in whole or in part at a future time for shares of Common Stock (such shares, the "Option Shares") shall be entitled to receive an amount per Option Share, equal in value to the cash dividends, if any, paid per share of Common Stock on issued and outstanding shares, as of the dividend record dates occurring during the period between the date of the Award and the time each such Option Share is delivered pursuant to the exercise of such Stock Option. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

       (i) paid in cash or shares of Common Stock from time to time prior to or at the time of the delivery of such shares of Common Stock or upon expiration of the Stock Option if it shall not have been fully exercised (except that payment of the dividend equivalents on an Incentive Stock Option may not be made prior to exercise); or

        (ii) converted into contingently credited shares of Common Stock (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

     Such shares of Common Stock (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 3.

    (b) The Committee, in its discretion, may authorize payment of interest equivalents on any portion of any Award payable at a future time in cash, and interest equivalents on dividend equivalents which are payable in cash at a future time.

SECTION 10. Annual Cash Bonus Awards

    (a) Bonus Pool. For each fiscal year of the Company, a bonus pool (the "Bonus Pool") equal to up to 30% of the Company's adjusted pre-tax net income for such fiscal year (prior to taking into account any payments under this Section 10 for such fiscal year) will be established by the Committee. Notwithstanding the foregoing, if the Company's aggregate compensation and benefits expenses with respect to the fiscal year (including payments under this Section 10) would otherwise exceed 55% of the Company's revenues for such fiscal year (the "Maximum Expense"), the Committee shall reduce the Bonus Pool to the greatest amount which would cause compensation and benefits expense for such fiscal year not to exceed the Maximum Expense.

     (b) Allocation of Bonus Pool. The Committee shall determine the allocation of the Bonus Pool for each fiscal year. Such allocation may be made at any time prior to payment of Bonus Awards. In the event the Bonus Pool is reduced pursuant to paragraph (a) above, the Committee shall determine the required reductions in Bonus Awards. Such reduction need not be on a pro rata basis among the participants.

     (c) Payment of Awards. Bonus Awards under the Plan shall be paid in cash as soon as practicable following the end of the applicable fiscal year, but in any event within 90 days following the end of such fiscal year.

     (d) Termination of Employment. A participant shall not be entitled to receive payment of a Bonus Award, unless the Committee determines otherwise, if at any time prior to the end of the fiscal year the participant's Termination of Employment occurs or, if at any time, following the end of the fiscal year the participant's employment is terminated for Cause. In the event that a participant's Termination of Employment (other than for Cause) occurs following the end of the applicable fiscal year, such participant shall be entitled to receive payment of his or her Bonus Award for such fiscal year.

SECTION 11. Change in Control Provisions

    (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

       (i) Any Stock Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

        (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

         (iii) All Performance Units shall be considered to be earned and payable in full, and any other deferred or other restrictions shall lapse and such Performance Units shall be settled in cash or Common Stock (as determined by the Committee) as promptly as is practicable.

        (iv) Unless the Board determines to continue the Bonus Pool for the remainder of the fiscal year, Bonus Awards for the fiscal year in which the Change of Control occurs shall be paid out based upon calculations of adjusted pre-tax net income and Maximum Expense under Section 10 through the Change in Control as if the fiscal year had ended on the Change in Control date.

    (b) For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

       (i) acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
  Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
  (iii) of this Section 11(b) or (5) any acquisition of beneficial ownership by Emanual Friedman, Eric Billings, or W. Russell Ramsey (the "Founders"), or any entity that is controlled by one or more of the Founders (the "Founder Affiliates"); or

        (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or the Founders or Founder Affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such right under Section 5(j) is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

SECTION 12. Tax Offset Bonuses

   At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 13. Amendment and Termination

   The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of participants under any Award theretofore granted without the participants' consent. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

   The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

   Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 14. Unfunded Status of Plan

   It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 15. General Provisions

    (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend, or, in the case of book-entry registration any notation, which the Committee deems appropriate to reflect any restrictions on transfer.

   Notwithstanding any other provision of the Plan or certificates made pursuant thereto, the Company shall not be required to issue or deliver any stock certificate or certificates for shares of Common Stock, or account for such shares by book-entry registration, under the Plan prior to fulfillment of all of the following conditions:

      (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

      (2) Any registration or other qualification of such shares of the Company under any state, federal or foreign law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

       (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency or foreign governmental body which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

    (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliated Company from adopting other or additional compensation arrangements for its employees.

     (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or a Subsidiary or an Affiliated Company to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliated Companies shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

    (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

     (f) The Committee, in its sole discretion, may establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

     (g) In the case of a grant of an Award to any employee of a Subsidiary or Affiliated Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary or Affiliated Company, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Affiliated Company will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

     (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Virginia, without reference to principles of conflict of laws.

SECTION 16. Effective Date of Plan

   The Plan (other than Section 10, which shall be effective from and after January 1, 1998 so long as the initial public offering of the Common Stock has become effective by such date) shall be effective immediately prior to the date on which the registration statement filed by the Company under the Securities Act of 1933, as amended, registering the initial public offering of the Common Stock is declared effective.

                                       j

                          __
[X]  Please mark your     |
     votes as in this     |
     example.

                                                                  FOR
                                      WITHHOLD            all nominees listed
                                      AUTHORITY            (except as marked
                  FOR          to vote for all nominees  to the contrary below)

1. DIRECTORS:     [_]                    [_]                     [_]
Nominees: Emanuel J. Friedman, Eric F. Billings, W. Russell Ramsey, Wallace L. Timmeny and Mark R., Warner

----------------------------------------------------------------------

2. Proposal to approve amendments to the 1997          FOR   AGAINST   ABSTAIN
   Stock and Annual Incentive Plan to place an
   annual limit of one million shares on the           [_]     [_]       [_]
   number of shares of Com-mon Stock that may be allocated to an award to a Plan participant and to spec-ify certain performance criteria for Plan awards.

3. Proposal to ratify the selection of Arthur          [_]     [_]       [_]
   Andersen LLP to serve as the Company's
   independent auditors for fiscal 1999.

4. In their discretion, upon such other business       [_]     [_]       [_]
   as may properly come before the Annual Meeting or any postponement or adjournment thereof.



Signature: _______________________________________ Date: _______________
NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon). When signing as attorney, executor, administra-tor, trustee or guardian, please give full title as such. If the sig-nature is by a corporation, sign the full company name by a duly autho-rized officer

                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
                           PROXY FOR ANNUAL MEETING
                        OF SHAREHOLDERS ON MAY 20, 1999

The undersigned hereby appoints Eric Y. Generous, Kurt R. Harrington and Mary A. Sheehan as Proxies, with full power to act without the others and each with power of substitution, and hereby authorizes them to represent and to vote, as designated on this card, all shares of Common Stock of FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. (the "Company") held of record by the undersigned on March 31, 1999 at the Annual Meeting of Shareholders to be held on May 20, 1999 or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION, AND FOR PROPOSAL 2 AND 3. STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.